===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 K-Swiss Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LOGO OF K-SWISS(R) INC.]

                             31248 Oak Crest Drive
                      Westlake Village, California 91361

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 23, 2002

                               ----------------

To the Stockholders of
K-Swiss Inc.:

  The Annual Meeting of Stockholders of K-Swiss Inc. (the "Company") will be held at the K-Swiss(R) Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Thursday, May 23, 2002 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy
Statement:

    (1) For holders of Class A Common Stock to elect two directors, and for holders of Class B Common Stock to elect four directors, in each case to serve one-year terms ending in 2003, or until their successors are elected and qualified.

    (2) To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares subject thereto from 600,000 to 900,000 and to approve and ratify the Company's 1999 Stock Incentive Plan, as amended and restated.

    (3) To approve amendments to Article V of the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 18,000,000 to 36,000,000.

    (4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 2, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company's outstanding Common Stock must be present in person or be represented by proxy.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Steven Nichols
                                          Steven Nichols
                                          Chairman of the Board and
                                           President

Westlake Village, California
April 19, 2002

                                 K-SWISS INC.
                             31248 Oak Crest Drive
                      Westlake Village, California 91361

                               ---------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 23, 2002

                               ---------------

                      GENERAL INFORMATION ON THE MEETING

  This Proxy Statement is being mailed on or about April 19, 2002 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K-Swiss Inc., a Delaware corporation ("K-Swiss" or the "Company"), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Thursday, May 23, 2002 at 10:00 a.m. at the K-Swiss(R) Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, and any adjournment or postponement thereof.

  The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company's stock.

                            RECORD DATE AND VOTING

  Only stockholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. As of April 2, 2002, 6,337,401 shares of Class A Common Stock and 2,903,478 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. As of April 2, 2002, 4,934,032 shares of Class A Common Stock were issued but held by the Company as treasury shares and are not entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company's Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining four members of the Company's Board of Directors. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of outstanding shares of a class of the Company's common stock is necessary to constitute a quorum for the election of directors to represent such class or for such other matters requiring a class vote. A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information known to the Company as of April 2, 2002 with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers (as defined below) appearing in the Summary Compensation Table below, and (iv) all directors and officers as a group:

                                       Class A                         Class B
                           -------------------------------- -----------------------------
Name or Identity of Group    Number of Shares    Percent of  Number of Shares  Percent of
and Address(1)             Beneficially Owned(2) Class A(3) Beneficially Owned Class B(3)
-------------------------  --------------------- ---------- ------------------ ----------
Directors and Named
 Officers:
  Steven Nichols.........         176,000(4)        2.7%        2,683,220(5)      92.4%
  George Powlick.........         123,978(6)        1.9               --           --
  Lawrence Feldman.......           5,560           0.1           121,752(7)       4.1
  Stephen Fine...........             --            --                --           --
  David Lewin............             --            --                --           --
  Martyn Wilford.........             --            --                --           --
  Thomas Harrison........          26,800(8)        0.4               --           --
  Deborah Mitchell.......          25,335(9)        0.4               --           --
  Peter Worley...........          22,002(10)       0.3               --           --
All Directors and
 Officers as a Group
 (14 persons)............         450,042           6.7         2,804,972         96.6
Other Principal
 Stockholders:
  Nichols Family Trust...             --            --          2,667,412(11)     91.9
   31248 Oak Crest Drive
   Westlake Village, CA
   91361
  Systematic Financial
   Management, L.P. .....         556,640(12)       8.8               --           --
   300 Frank W. Burr
    Boulevard
   Teaneck, NJ 07666
  Dimensional Fund                425,200(13)       6.7               --           --
   Advisors Inc. ........
   1299 Ocean Avenue
   Santa Monica, CA 90401

--------
 (1) Unless otherwise indicated, all addresses are c/o K-Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

 (2) If shares of Class B Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

 (3) Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (6,337,401) and on the total number of shares of Class B Common Stock outstanding (2,903,478) as of April 2, 2002, plus, where applicable, shares issuable upon exercise of options within sixty days after April 2, 2002. Percentages do not include 4,934,032 shares of Class A Common Stock held by the Company as treasury shares as of April 2, 2002.

 (4) Consists of options to acquire 176,000 shares of Class A Common Stock, which options are exercisable within sixty days after April 2, 2002.

 (5) Includes 15,808 shares, which are held by Steven Nichols as trustee of a trust for the benefit of a related individual and 2,667,412 shares, which are owned by the Nichols Family Trust. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

 (6) Includes options to acquire 57,994 shares of Class A Common Stock, which options are exercisable within sixty days after April 2, 2002.

 (7) Such shares are held by Lawrence Feldman and his wife as trustees of trusts for the benefit of other unrelated individuals.

 (8) Consists of options to acquire 26,800 shares of Class A Common Stock, which options are exercisable within sixty days after April 2, 2002.

 (9) Consists of options to acquire 25,335 shares of Class A Common Stock, which options are exercisable within sixty days after April 2, 2002.

(10) Includes options to acquire 14,002 shares of Class A Common Stock, which options are exercisable within sixty days after April 2, 2002.

(11) Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

(12) Based solely upon information contained in a Schedule 13G, as amended, dated February 13, 2002, received by the Company.

(13) Based solely upon information contained in a Schedule 13G, as amended, dated January 30, 2001, received by the Company. Dimensional Fund Advisors Inc. ("Dimensional") has advised the Company that it is a registered investment advisor and that the securities shown above are held by several investment vehicles for which Dimensional serves as investment manager and that Dimensional thereby disclaims beneficial ownership of all such securities.

                             ELECTION OF DIRECTORS

  Under the Restated Certificate of Incorporation and the Restated Bylaws of the Company, two (2) directors out of a total of six (6) are to be elected at the 2002 Annual Meeting of Stockholders by the holders of Class A Common Stock to serve one-year terms expiring at the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining four (4) directors are to be elected at the 2002 Annual Meeting of Stockholders by the holders of Class B Common Stock to serve one-year terms expiring at the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect Martyn Wilford and to elect David Lewin, and the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick, Lawrence Feldman and Stephen Fine, in all cases to serve until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock is set forth below.

  The vote of a majority of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a majority of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the four directors to be elected by the holders of Class B Common Stock.

    Nominees for Election by Class A Common Stockholders at the 2002 Annual
                                    Meeting

                                                             Position
                                                Age at         with   Director
         Name                              December 31, 2001 Company   Since
         ----                              ----------------- -------- --------
   David Lewin............................         58        Director   2001(1)
   Martyn Wilford.........................         50        Director   1990

    Nominees for Election by Class B Common Stockholders at the 2002 Annual
                                    Meeting

                                 Age at                    Position with               Director
         Name               December 31, 2001                 Company                   Since
         ----               -----------------              -------------               --------
   Steven Nichols..........         59            Chairman of the Board, President       1987
   George Powlick..........         57        Vice President--Finance, Chief Financial   1990
                                                  Officer, Secretary and Director
   Lawrence Feldman........         59                        Director                   1987
   Stephen Fine............         53                        Director                   2000(2)

--------
(1) Mr. Lewin was elected to serve as a director of the Company in November
    2001.

(2) Mr. Fine previously served as a director of the Company from 1987 to August 1998.

Principal Occupations of Class A and Class B Nominees During Last Five Years

  Steven Nichols has been President and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice-President-- Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children's shoes in the United States. From 1962 through 1979, he was an officer of Nichols Foot Form Corp., which operated a chain of New York retail footwear stores.

  George Powlick, Director, Vice President--Finance, Chief Financial Officer and Secretary, joined the Company in January 1988. Mr. Powlick is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton from 1975 to 1987.

  Lawrence Feldman, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977 and Vice-President of Loom & Weave, Ltd., a wholesaler of collectible antique textiles and rugs, since 2000. From 1973 to 1977, he was Vice President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer.

  Stephen Fine, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation since 1985, and from 1982 to 1985 he served as Executive Vice-President of Biltrite, a supplier of rubber and plastics products used in footwear, flooring and industrial applications. From 1970 to 1982, he held various executive positions with American Biltrite Inc. Mr. Fine is a Director of Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  David Lewin, a Director of the Company, is the Neil Jacoby Professor of Management at The John E. Anderson Graduate School of Management at the University of California at Los Angeles. Mr. Lewin has been a professor at UCLA since 1990.

  Martyn Wilford, a Director of the Company, has been Chairman of the Board and Chief Executive Officer of Joseph Clark & Sons (Soho) Limited, a British leather trader, since 1986. Mr. Wilford joined Joseph Clark & Sons in 1974. He is a chartered accountant.

                   CERTAIN INFORMATION CONCERNING THE BOARD
                  OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

  The Board of Directors has the following standing committees: Compensation and Stock Option Committee and Audit Committee. The Company does not have a nominating committee of its Board of Directors.

Meetings of the Board of Directors and Committees

  The Board of Directors held four formal meetings during fiscal 2001 and took action on numerous matters by unanimous written consent. Each Director attended at least 75% of the meetings of the Board and Board Committees of which he was a member.

  The Compensation and Stock Option Committee is composed of Messrs. Lawrence Feldman, Stephen Fine and Martyn Wilford. This Committee met seven times during fiscal 2001.

  The Audit Committee is composed of Messrs. Lawrence Feldman, Stephen Fine and Martyn Wilford each of whom are "independent" within the meaning of the National Association of Securities Dealers listing standards. This committee met two times during fiscal 2001.

Remuneration of Directors

  During 2001, all directors who are not employees were paid a lump-sum of $2,000, plus $2,000 for each committee served on and $2,000 per regular Board meeting attended, and normal and necessary expenses for attending all such meetings. The Company also pays non-employee directors of its subsidiaries similar amounts.

                            EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the compensation paid by the Company during the years ended December 31, 2001, 2000 and 1999 to the Chief Executive Officer and the four most highly compensated executive officers of the Company (the "Named Officers") whose salary and bonus exceeded $100,000 in 2001.

                          SUMMARY COMPENSATION TABLE

                                    Annual        Long Term
                                 Compensation    Compensation
                               ----------------- ------------
                                                    Awards
                                                 ------------
                                                   Options/
Name and Principal                                   SARs        All Other
Position                  Year  Salary  Bonus(1)     (#)      Compensation(2)
------------------        ---- -------- -------- ------------ ---------------
Steven Nichols..........  2001 $790,454 $618,944       --        $113,661(3)
President and Chief       2000  767,431  451,554   100,000         98,917(3)
 Executive Officer        1999  746,834  746,834       --          80,943(3)

Thomas Harrison ........  2001  174,996  115,335       --          19,302
Senior Vice President     2000  169,899  101,939     1,000         19,043
                          1999  164,951   98,971       --          16,761

Deborah Mitchell........  2001  254,580  203,664       --          19,426
Vice President--          2000  247,165  138,813     5,000         19,892
 Marketing                1999  236,383  189,106    27,000         16,562

George Powlick..........  2001  270,258  169,234    30,000         64,219(4)
Vice President--Finance,  2000  262,386  123,378    30,000         52,233(4)
 Chief Financial Officer  1999  254,744  203,795    62,000         50,635(4)

Peter Worley............  2001  221,329  110,620    15,000         21,914(5)
Vice President--Product   2000  201,492   61,659     4,000         32,897(5)
 Development              1999  183,591   91,796     7,000         16,476

--------
(1) Includes cash bonuses earned and accrued during the year indicated, but paid subsequent to the end of the year.

  Effective July 1, 1996 the Company adopted an executive bonus program based on changes in Economic Value Added ("EVA"). See "Compensation and Stock Option Committee Report."

  The balance accrued in notional EVA bank accounts at the end of 1998 for the Named Officers are as follows: Steven Nichols--$1,316,536, Thomas Harrison--$417,121, Deborah Mitchell--$352,840, George Powlick--$360,706 and Peter Worley--$161,263.

  The balance accrued in notional EVA bank accounts at the end of 1999 (excluding amounts disclosed above as "Bonus" but including balances carried forward from 1998) for the Named Officers are as follows: Steven Nichols--$2,874,432, Thomas Harrison--$647,421, Deborah Mitchell--$713,479, George Powlick--$785,823 and Peter Worley--$336,323.

  The balance accrued in notional EVA bank accounts at the end of 2000 (excluding amounts disclosed above as "Bonus" but including balances carried forward from 1999) for the Named Officers are as follows: Steven Nichols--$1,704,270, Thomas Harrison--$366,827, Deborah Mitchell--$396,296, George Powlick--$465,989 and Peter Worley--$190,583.

  The balance accrued in notional EVA bank accounts at the end of 2001 (excluding amounts disclosed above as "Bonus" but including balances carried forward from 2000) for the Named Officers are as follows: Steven Nichols--$1,085,326, Thomas Harrison--$251,492, Deborah Mitchell--$192,632, George Powlick--$296,755 and Peter Worley--$79,964. Based on the Company's future performance, the Named Officers may or may not be paid these balances. See "Compensation and Stock Option Committee Report."

(2) Comprised of the Company's profit sharing and 401(k) matching contributions accrued in the stated year on behalf of the Named Officers, cash payments made relating to the number of stock options held by the Named Officers and term life insurance premiums for the benefit of the Named Officers.

(3) Includes $82,861, $70,610 and $51,050 for 2001, 2000 and 1999,
    respectively, of above-market interest earned on deferred compensation.

(4) Includes $39,273, $29,031 and $29,835 for 2001, 2000 and 1999,
    respectively, of above-market interest earned on deferred compensation.

(5) Includes $2,145 and $1,508 for 2001 and 2000, respectively, of above-market interest earned on deferred compensation and $12,000 for 2000 of Company contribution into the deferred compensation plan for Mr. Worley.

                          STOCK OPTION GRANTS IN 2001

  The following table sets forth information with respect to options to purchase the Company's Class A Common Stock granted in 2001 to the Named Officers.

                                                                             Potential
                                                                         Realizable Value
                                      Individual Grants                  at Assumed Annual
                         -----------------------------------------------  Rates of Stock
                                    % of Total                                 Price
                                     Options                             Appreciation for
                         Options    Granted to    Exercise                Option Term(1)
                         Granted    Employees      Price      Expiration -----------------
Name                     (#)(2)      in 2001   (per share)(3)    Date       5%      10%
----                     -------    ---------- -------------- ---------- -------- --------
Steven Nichols..........    --          --%        $  --            --   $    --  $    --

Thomas Harrison.........    --          --            --            --        --       --

Deborah Mitchell........    --          --            --            --        --       --

George Powlick.......... 20,000(4)       7          25.56      03/28/11   321,491  814,721
                         10,000(5)       4          33.10      08/01/11   208,164  527,529

Peter Worley............ 15,000(6)       5          25.56      03/28/11   241,118  611,041

--------
(1) Potential realizable value is based on the assumption that the fair market value of the common stock price will appreciate at the annual rate shown (compound annually) from the grant date until the end of the ten year option term. This value is calculated based on requirements of the Securities and Exchange Commission and does not reflect the Company's estimate of future stock price growth.

(2) The Company's 1999 Stock Incentive Plan is administered by the Compensation and Stock Option Committee of the Board of Directors which determines the eligibility of persons under the Plan, the number of awards to be granted and the terms of such grants.

(3) Options were granted at market value at the date of grant (the closing price of the Company's Class A Common Stock on the Nasdaq National Market). The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) Options granted commenced vesting on March 28, 2001 and vest 50% five years and six years, respectively, after the date upon which such options commenced vesting.

(5) Options granted commenced vesting on August 1, 2001 and vest 100% at seven years after the date upon which such options commenced vesting.

(6) Options granted commenced vesting on March 28, 2001 and vest 33% four years, five years and six years, respectively, after the date upon which such options commenced vesting.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

  The following table sets forth information with respect to options exercised, unexercised options, and year end values, in each case with respect to options to purchase the Company's Class A Common Stock granted in 2001 and prior years under the 1990 and 1999 Stock Incentive Plans to the Named Officers and held by them at December 31, 2001.

                                                                       Value of Unexercised
                          Shares             Number of Unexercised         In-the-Money
                         Acquired                 Options at                Options at
                            on               December 31, 2001 (#)     December 31, 2001(1)
                         Exercise  Value   ------------------------- -------------------------
    Name                   (#)    Realized Exercisable Unexercisable Exercisable Unexercisable
    ----                 -------- -------- ----------- ------------- ----------- -------------
Steven Nichols..........     --   $    --    161,000       15,000    $4,068,250   $  307,500
Thomas Harrison.........     --        --     18,400        9,400       517,200      258,625
Deborah Mitchell........  22,333   629,331     5,335       50,332       140,337    1,058,193
George Powlick..........     --        --     46,500      104,000       705,448      998,237
Peter Worley............     --        --     10,001       58,000       276,278    1,174,121

--------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 2001 of $33.25 and the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

  The Company and Steven Nichols, the Company's Chairman, President and Chief Executive Officer, are parties to a five-year employment agreement commencing January 1, 2001 and ending December 31, 2005. Under this agreement, Mr. Nichols received an annual base salary of $790,454 during 2001 and will receive the same amount (plus an adjustment for cost of living increases) during 2002 and for each subsequent year thereafter. Mr. Nichols is also eligible to receive a cash bonus award, if any, each year, payable pursuant to the Company's Economic Value Added bonus plan, depending upon the financial performance of the Company as compared to the prior year. See "Executive Compensation--Compensation and Stock Option Committee Report." The employment agreement prohibits Mr. Nichols from competing with the Company and its subsidiaries for a period of 12 months following termination of his employment, although this restriction is not applicable beyond December 31, 2005, if Mr. Nichols remains employed by the Company on or after that date. The agreement is terminable upon 30 days written notice by Mr. Nichols under certain circumstances, such as a reduction in salary or position, and is terminable by the Company for cause.

  In connection with a prior employment agreement, the Company and Mr. Nichols entered into an amended and restated registration rights agreement which granted Mr. Nichols the right to cause the Company to register outstanding shares of Class A Common Stock issuable upon conversion of Class B Common Stock, held by Mr. Nichols or any entity formed primarily for the benefit of members of his family, in each case upon any proposal by the Company to register shares of any class of Common Stock under the Securities Act of 1933, as amended, in a public offering for cash.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

Summary of Compensation Policies For Executive Officers

  The Compensation and Stock Option Committee (the "Compensation and Stock Option Committee" or the "Committee") administers the Company's stock option plans, reviews the Company's compensation plans, programs and policies and monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consists of a base salary, potential for an annual bonus directly linked to individual and overall Company performance and the grant of stock options and other stock incentive awards intended to encourage the achievement of superior results over time and to further align executive officer and stockholder economic interests.

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by Company performance. The Chief Executive Officer and the Company are parties to a five-year employment agreement which expires December 31, 2005 (the "2000 Agreement"). See "Executive Compensation--Employment Agreements." The Chief Executive Officer received an annual base salary of $790,454 during 2001 and will receive the same amount plus an adjustment for cost of living increases during each subsequent year thereafter. The Company's EVA bonus plan was designed by Stern Stewart & Co., consultants specializing in EVA plans, and basically rewards managers for increases in EVA (i.e. after tax operating profit, minus a charge for all capital employed). Under this bonus program, the Chief Executive Officer received bonus payments of $746,834, $451,554 and $618,944 for the years ending December 31, 1999, 2000 and 2001, respectively. The Committee believes this arrangement provides the Chief Executive Officer significant incentive and aligns what could amount to (as in 1999, 2000 and 2001) a bonus equal to a substantial percentage of his annual salary directly to the Company's economic improvement.

   In February 1996 Mr. Nichols received a grant of 100,000 options to purchase shares of Class A Common Stock at an exercise price of $4.38 per share and in February 2000, he received a grant of 50,000 options to purchase shares of Class A Common Stock at an exercise price of $10.13 per share. In addition, the 2000 Agreement provides for the grant by the Company of options to purchase 50,000 shares of Class A Common Stock which options were granted in May 2000 at an exercise price of $12.75 per share. All exercise prices were not less than the fair market value of such shares at the time of grant. The Committee believes these salary, bonus and option arrangements, together with the Chief Executive Officer's substantial equity ownership in the Company, provide him with incentive to perform at superior levels and in a manner which is further aligned with the economic interests of the Company's stockholders.

  The Committee has adopted similar policies with respect to overall compensation of the Company's other executive officers. The salaries of the Company's executive officers have been established by considering the salaries of similar executives of comparably-sized companies both within and outside the industry within which the Company operates. In addition, other relative performance factors, including the individual's past performance and future potential, are considered in establishing base salaries of executive officers. Salaries for the Company's executive officers for 2001 generally increased 3% over the prior year's salaries with specific salary increases depending upon corporate performance, individual performance and inflation during the prior fiscal year.

  Effective July 1, 1996, the Company adopted, for certain of its executive officers plus other key management personnel, a bonus plan based on increasing the Company's EVA. Participants can earn a target bonus, based on the participant's role, responsibilities, and business unit, if target results are achieved. If target results are exceeded or missed, bonuses are proportionately increased or decreased. Target bonuses (expressed as a percentage of salary) and related performance goals (expressed as changes in
EVA) have been established after assessing recommendations of management and outside consulants. EVA represents the net after tax operating profit less a charge for capital employed and is measured for the Company as a whole as well as individual business units within the Company.

  Each year a participating executive receives a bonus declaration equal to his or her target bonus multiplied by the applicable business unit's EVA performance factor. The bonus declaration is accrued and placed in a notional bank account from which annual bonus payments are made to the executive. Annual payments from the notional bank account are equal to the bank balance (if the bank balance is less than or equal to one target bonus) plus one third of any excess bank balance after payment of target bonus, limited to one additional target bonus.

Remaining bank balances are carried forward and are subject to forfeiture if the employee leaves the Company or the subsequent years change in EVA does not achieve plan performance parameters.

  During 2001, all Named Officers earned at least one target bonus. The Committee believes that EVA represents a key financial indicator of stockholder value and is an appropriate measure of Company financial performance.

  The Committee also generally grants stock options to the executive officers based primarily upon a subjective evaluation of the executive's past performance and future ability to influence the Company's long-term growth and profitability and secondarily upon the Company's recent economic performance. See "Stock Option Plans." Options are generally (but not always) granted at current market values and generally (but not always) vest over a five-year period after the date of option grant. In some cases, the Committee has granted options with exercise prices of $1.00 per share to certain employees in amounts less than it would have granted to such persons at the then current market values. The Committee believes that this practice, although not widely utilized, can be a significant factor in motivating certain individuals, particularly those persons the Company is seeking initially to hire. In making new option grants, the Committee does consider the number of options already held by an executive officer. Since the value of a stock option bears a direct relationship to the Company's stock price, the Committee believes stock options are effective incentives for management to create value for stockholders. Consequently, the Committee believes stock options are a critical component of its long-term, performance-based compensation philosophy.

  Under Section 162(m) of the Internal Revenue Code and applicable regulations, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments that qualify as "performance-based." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, among other requirements, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

  The Committee intends to design the Company's compensation programs to conform with Section 162(m) and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million that qualify as "performance-based." However, the Company may pay compensation which is not deductible in limited circumstances when the Committee or the Board of Directors determines it is in the best interests of the Company to do so.

                                               Compensation and Stock Option
                                               Committee

                                               Lawrence Feldman
                                               Stephen Fine
                                               Martyn Wilford

Dated: April 2, 2002

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates same by reference.

Compensation Committee Interlocks and Insider Participation

  Directors Feldman, Fine, and Wilford comprise the Compensation and Stock Option Committee.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Audit Committee has reviewed and discussed with management the audited financial statements.

  The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has reviewed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

  The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                               Audit Committee

                                               Lawrence Feldman
                                               Stephen Fine
                                               Martyn Wilford

Audit and Other Fees

  During the year ended December 31, 2001, the Company paid the Company's independent auditors, Grant Thornton LLP, $136,500 for audit services and $10,400 for non-audit services. Non-audit services consisted primarily of certain international tax return work.

Audit Committee Charter

  On May 18, 2000, the Company's Board of Directors adopted a written charter for the Audit Committee of the Board and filed it with the Company's 2001 Proxy Statement on April 17, 2001.

                         STOCK PRICE PERFORMANCE GRAPH

                     Compare 5-Year Cumulative Total Return
                    Among K-Swiss Inc. Class A Common Stock,
                    Broad Market Index and Industry Index(1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              [GRAPH APPEARS HERE]

            K-Swiss Inc. CLA   Textile-Apparel Footwr/Ac   NASDAQ Market Index
12/31/96        100.00                 100.00                    100.00
12/31/97        165.45                  74.38                    122.32
12/31/98        274.64                  67.50                    172.52
12/31/99        380.36                  92.06                    304.29
12/29/2000      513.81                  97.12                    191.25
12/31/2001      684.96                  95.44                    152.46


                    ASSUMES $100 INVESTED ON JANUARY 1, 1997
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEARS ENDING DECEMBER 31

--------
(1) Industry Index chosen was Media General Industry Group 321--Textile-- Apparel Footwear & Accessories

                              STOCK OPTION PLANS

  On January 9, 1990, the Board of Directors adopted the K-Swiss Inc. 1990 Stock Incentive Plan (the "1990 Plan"), which authorized the issuance of up to 1,050,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As amended, the aggregate number of shares issuable upon options and other awards under this plan was 1,650,000 shares of Class A Common Stock. Any person who was employed by the Company on a salaried basis was eligible to participate in the 1990 Plan. As of January 9, 2000, awards were no longer permitted to be granted under the 1990 Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock will be issued pursuant to any award after January 9, 2010. The 1990 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1990 Plan. The 1990 Plan authorized the Compensation and Stock Option Committee to enter into any type of arrangement with an eligible employee that, by its terms, involved or might involve the issuance of (1) Class A Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Class A Common Stock, or (3) any other security or benefit with a value derived from the value of the Class A Common Stock.

  As of April 2, 2002, there were 2,285,286 options granted, 1,046,897 options exercised, 718,502 options cancelled and 519,887 options outstanding under the 1990 Plan. Such options are exercisable at prices ranging from $0.50 to $47.38 per share. There are no options available for future grant under the 1990 Plan.

  On April 12, 1999 the Board of Directors, and on May 20, 1999 the stockholders of the Company, each adopted and approved the K-Swiss Inc. 1999 Stock Incentive Plan (the "1999 Plan"). The 1999 Plan provides that the aggregate number of shares that may be issued pursuant to all awards shall not exceed 600,000. The purpose of such plan is to enable the Company to attract, retain and motivate its employees and consultants in the Company, and to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. Awards may not be granted under the 1999 Plan after April 12, 2009. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock may be issued pursuant to any award after April 12, 2019. The 1999 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1999 Plan. The 1999 Plan authorizes the Compensation and Stock Option Committee to enter into any type of arrangement with an eligible person that, by its terms, involves or might involve the issuance of (1) Class A Common Stock or of any other class of security of the Company that is convertible into shares of Common Stock ("Shares") or (2) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares. As of April 2, 2002, 368 persons were eligible to so participate.

  During the year ended December 31, 2001 six current executive officers (out of 10 persons) were granted options to acquire an aggregate of 53,000 shares of Class A Common Stock at an average per share exercise price of $26.82. During the year ended December 31, 2001, other employees were granted options to acquire an aggregate of 226,500 shares of Class A Common Stock at an average exercise price of $23.97 per share. As of April 2, 2002, there were 609,200 options granted, 20,000 options cancelled, 589,200 options outstanding and 10,800 options available for future grant under the 1999 Plan. Such options are exercisable at a price of $0.01 to $33.10 per share.

        APPROVAL AND RATIFICATION OF THE COMPANY'S AMENDED AND RESTATED
                           1999 STOCK INCENTIVE PLAN

  At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to approve and ratify an amendment to the K-Swiss Inc. 1999 Stock Incentive Plan (the "1999 Plan") to increase the number of shares subject thereto from 600,000 to 900,000 and to approve and ratify the Company's 1999 Stock Incentive Plan, as amended and restated.

  As of February 13, 2002, an aggregate of 10,800 shares of Class A Common Stock remained available under the Company's 1999 Plan. The Board of Directors believes it is in the best interests of the Company to attract, retain and motivate its employees and consultants in the Company, and to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company and that such number of shares is insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees. In order to increase the aggregate number of shares available for stock-based incentives, on February 13, 2002 the Board amended and restated the 1999 Plan and is submitting such amended and restated 1999 Plan to stockholders for their approval at the Annual Meeting.

  All statements set forth in this Proxy Statement relating to the 1999 Plan, as amended and restated, are qualified in their entirety by reference to the complete statement of the 1999 Plan, which is set forth in Exhibit A to this Proxy Statement. Any capitalized terms not defined in this section shall have the meanings given to them in the 1999 Plan. The 1999 Plan is intended to qualify under Rule 16b-3 of the Exchange Act. If any of the terms or provisions of the 1999 Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements.

Administration

  The 1999 Plan shall be administered by the Board of Directors or a committee (the "Committee") consisting of two or more directors, each of whom is (i) a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), and
(ii) with respect to any Award (as defined below) intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), is an "outside director" within the meaning of Section 162(m) of the Code. The Board of Directors shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

Participants

  Awards may be granted pursuant to the 1999 Plan to: (1) any employee of the Company or any of its subsidiaries or affiliates, including any director who is also such an employee, (2) any consultant of the Company or any of its subsidiaries or affiliates or (3) any director of the Company who is not an employee of the Company (a "Non-Employee Director") (each, an "Eligible Person").

Operation of the 1999 Plan

  The Committee, on behalf of the Company, is authorized under the 1999 Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of the 1999 Plan and that, by its terms, involves or might involve the issuance of (1) shares of Class A Common Stock or of any other class of security of the Company that is convertible into shares of Common Stock ("Shares") or (2) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Exchange Act, as such rule may be amended from time to time). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

  Awards are not restricted to any specified form or structure and may include, without limitation, grants, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit or two or more of them in tandem or in the alternative. Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

  The 1999 Plan provides that the aggregate number of Shares that may be issued pursuant to all Awards shall not exceed 900,000, as amended, and that the aggregate number of shares that may be granted to any one Eligible Person during any calendar year shall not exceed 300,000, subject to adjustment as provided below. If the outstanding securities of the class then subject to the 1999 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (1) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options ("ISO's") and other Awards theretofore granted under the 1999 Plan, (2) the maximum number and type of shares or other securities that may be issued pursuant to ISOs and other Awards thereafter granted under the 1999 Plan, and (3) the maximum number of Shares for which options may be granted to any participant during any one calendar year; provided, however, that no adjustment shall be made to the number of Shares that may be acquired pursuant to outstanding ISOs or the maximum number of Shares with respect to which ISOs may be granted under the 1999 Plan to the extent such adjustment would result in such options being treated as other than ISOs; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

  Under certain circumstances, the Committee, in its sole discretion, may provide for the acceleration of any Awards in the event of a Change of Control of the Company.

  For federal income tax purposes, the maximum compensation payable to employees pursuant to the 1999 Plan, during the term of the 1999 Plan and Awards granted thereunder, is equal to the number of shares of Class A Common Stock with respect to which Awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured (which, in the case of Nonqualified Options (defined below), will generally be the date of exercise of the options).

Manner of Exercise

  The recipient of an Award, including any recipient who is a director or officer of the Company, may pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

  (1) the delivery of cash;

  (2) the delivery of other property deemed acceptable by the Board of Directors or the Committee;

  (3) the delivery of previously owned shares of capital stock of the Company (including "pyramiding");

  (4) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

  (5) the delivery of a promissory note of the holder or of a third party, if approved by the Board of Directors or the Committee.

Amendment and Termination

  The Board of Directors may amend, alter or discontinue the 1999 Plan or any agreement evidencing an Award made under the 1999 Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Board of Directors or the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminution has been adequately compensated.

No Right to Company Employment

  Nothing in the 1999 Plan or as a result of any Award granted pursuant to the 1999 Plan shall confer on an individual any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company (or its subsidiaries or affiliates, as applicable) to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

Compliance with Law

  The 1999 Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Class A Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Effective Date

  The 1999 Plan originally became effective on April 12, 1999. The amendments to the 1999 Plan reflected in the amended and restated 1999 Stock Incentive Plan attached hereto as Exhibit A shall be effective as of February 13, 2002. However, no shares of Class A Common Stock may be issued under the 1999 Plan, as amended and restated, until it has been approved by the Company's stockholders. Awards may not be granted under the 1999 Plan after April 12, 2009. Although any Award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock may be issued pursuant to any Award after April 12, 2019.

Federal Income Tax Treatment

  The following is a brief description of the federal income tax treatment that will generally apply to Awards issued under the 1999 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Awards will depend on the specific nature of the Award. Such an Award may, depending on the conditions applicable to the Award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Recipients of options or other Awards should not rely on this discussion for individual tax advice, as each recipient's situation and the tax consequences of any particular Award will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

  Incentive Options. Pursuant to the 1999 Plan, employees may be granted options that are intended to qualify as ISOs under the provisions of Section 422 of the Code. Generally, the employee will not recognize income, for regular federal income tax purposes, on the grant or the exercise of an ISO. However, the employee's "alternative minimum taxable income" for the year of exercise will be increased by the excess of the fair market value (the "spread") of the shares acquired upon the exercise of an ISO ("ISO Shares") over the exercise price, and thus exercise of an ISO may subject the employee to the "alternative minimum tax" in the year of exercise. In addition, the Internal Revenue Service has issued proposed regulations that, if adopted, would require employment taxes (FICA and FUTA) to be withheld on the spread of ISOs exercised after January 1, 2003.

  If the employee sells the ISO Shares at any time within (1) one year after the date of transfer of ISO Shares to the employee pursuant to the exercise of the ISO or (2) two years after the date of grant of the ISO (a "Disqualifying Disposition"), then, at the time of such Disqualifying Disposition (a) the employee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise,
(b) the employee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, and (c) the employee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares. If the employee sells the ISO Shares at any time after the one-year and two-year periods described above, then the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction. Long-term capital gain for individual taxpayers currently is taxed at a maximum rate for federal income tax purposes of 20%.

  Nonqualified Options. The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a "Nonqualified Option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, which amount is subject to both income and employment tax withholding. See "Special Rules for Awards Granted to Insiders," below.

  Special Rules for Awards Granted to Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider"), the timing of the recognition of any ordinary income and the date used to determine the fair market value of the underlying stock may be deferred. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the 1999 Plan.

  Miscellaneous Tax Issues. Awards may be granted under the 1999 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these Awards will depend upon the specific terms of such Awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards made under the 1999 Plan.

  A holder's tax basis in Class A Common Stock acquired pursuant to the 1999 Plan generally will equal the amount paid for the Class A Common Stock (including the exercise price of an option) plus any amount recognized as ordinary income with respect to that stock. Other than ordinary income recognized with respect to the Class A Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

  Special rules will apply in cases where a participant pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 1999 Plan by delivering previously owned shares of Class A Common Stock or by reducing the number of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a Disqualifying Disposition with respect to ISO Shares.

  The terms of the agreements pursuant to which specific Awards are made to participants under the 1999 Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. Participants in the 1999 Plan should consult their tax advisors as to whether accelerated vesting of an

Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

  With certain exceptions, an individual may not deduct investment interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Class A Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

  The Company generally obtains a deduction equal to the ordinary income recognized by the participant. However, under Section 162(m) of the Code, the Company's deduction for compensation paid to the Company's chief executive officer and each of its four other most highly compensated officers (including amounts attributable to the ordinary income recognized with respect to options) may be limited to $1,000,000 (per person) annually.

Board Recommendation

  The Board of Directors believes that it is in the best interest of the Company and its stockholders to approve and ratify the 1999 Plan, as amended and restated in the form attached hereto as Exhibit A, in order to attract, retain and motivate qualified employees. The affirmative votes of the holders of a majority of the voting power of the Company present, or represented, and entitled to vote at the Annual Meeting is necessary for the approval of this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.

                    APPROVAL OF AMENDMENTS TO THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
            TO INCREASE THE AUTHORIZED SHARE CAPITAL OF THE COMPANY

  The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, amendments to Article V of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") (i) to increase the number of shares of Class A Common Stock, par value $0.01 per share, that the Company is authorized to issue from 18,000,000 to 36,000,000, and in connection therewith (ii) to increase the total number of shares of all classes of stock that the Company is authorized to issue from 30,000,000 to 48,000,000. The Board of Directors has determined that this amendment is advisable and should be considered at the Annual Meeting. The full text of the proposed amendments to the Restated Certificate of Incorporation is set forth below. The Company is currently authorized to issue 10,000,000 shares of Class B Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. The proposed amendments will not affect this authorization.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Class A Common Stock

  The proposed amendments would increase the number of shares of Class A Common Stock that the Company is authorized to issue from 18,000,000 to 36,000,000. The additional 18,000,000 shares would become part of the existing class of Class A Common Stock and, if and when issued, would have the same rights, privileges and preferences as the shares of Class A Common Stock presently issued and outstanding. At April 2, 2002, 6,337,401 shares of Class A Common Stock were outstanding. At April 2, 2002, 4,934,032 shares of Class A Common Stock were issued but held by the Company as treasury shares. The Board of Directors believes it is desirable to increase the number of shares of Class A Common Stock that the Company is authorized to issue to allow it the flexibility to pursue a stock split at a future date and to provide the Company with adequate authorized share capital for future issuances. Except for a potential stock split, the Company has no present commitments, agreements or intent to issue additional shares of Class A Common Stock, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company's business or shares which may be issued under the Company's 1990 Plan and 1999 Plan.

  The issuance of additional shares of Class A Common Stock might dilute, under certain circumstances, the ownership and voting rights of the stockholders. The proposed increase in the number of shares of Class A Common Stock that the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Class A Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Class A Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Amendments to Restated Certificate of Incorporation

  If approved, Section 1 of Article V of the Restated Certificate of Incorporation would be amended and restated as follows:

    SECTION 1. Number of Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is forty-eight million (48,000,000) shares, consisting of forty-six million (46,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and two million (2,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

  Further, if approved, the second sentence of Section 2 of Article V of the Restated Certificate of Incorporation would be amended and restated as follows:

  The authorized number of shares of Class A Common Stock shall be thirty-six million (36,000,000), and the authorized number of shares of Class B Common Stock shall be ten million (10,000,000); provided, that (a) the authorized number of shares of Class A Common Stock shall be increased by any concurrent decrease determined by the Board of Directors in the authorized number of shares of Class B Common Stock and (b) the authorized number of shares of Class A Common Stock shall not be reduced, and the authorized number of shares of Class B Common Stock shall not be increased.

Board Recommendation

  The Board of Directors believes it is in the best interest of the Company and its stockholders to approve the amendments to the Restated Certificate of Incorporation set forth above. Under the Restated Certificate of Incorporation, the affirmative votes of the holders of 80% of voting power of the Company is required to amend the Restated Certificate of Incorporation. Under Delaware law, the affirmative votes of the holders of a majority of the shares of Class A Common Stock is required to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Grant Thornton was the Company's certified public accountant for fiscal 2001. During fiscal 2001, the Company also engaged Grant Thornton to render certain non-audit professional services involving general consultations, as further described under "Report of the Audit Committee," above.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Grant Thornton has been selected by the Audit Committee and the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Grant Thornton during fiscal 2001 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Grant Thornton will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the 2003 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 17, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting. Proposals should be submitted in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. In addition, the Company's Restated Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange
Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

  The Annual Report of the Company for the fiscal year ended December 31, 2001, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on April 2, 2002.

  The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K-Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Vice President--Finance.

  EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors
                                          /s/ Steven Nichols
                                          Steven Nichols
                                          Chairman of the Board and
                                           President

Westlake Village, California
April 19, 2002

                                                                      Exhibit A
                                 K-Swiss Inc.

                           1999 STOCK INCENTIVE PLAN
                   As Amended and Restated February 13, 2002

Section 1. PURPOSE OF PLAN

  This Amended and Restated 1999 Stock Incentive Plan (this "Plan") of K-Swiss Inc., a Delaware corporation (the "Company"), is intended to serve as an incentive to, and to encourage stock ownership by certain employees and non-employee directors, so that they may acquire or increase their proprietary interests in the success of the Company and to encourage them to remain in the Company's service.

Section 2. PERSONS ELIGIBLE UNDER PLAN

  Any employee, consultant or director of the Company or any of its subsidiaries or affiliates (an "Eligible Person") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an employee (a "Non-Employee Director") shall be eligible to be considered for the grant of Non-Employee Director Options (as hereinafter defined) pursuant to Section 10 hereof, but shall not otherwise participate in this Plan. For purposes of this Plan, the Chairman of the Board's status as a Non-Employee Director shall be determined by the Board of Directors of the Company (the "Board").

Section 3. AWARDS

  (A) The Board or the Committee (as hereinafter defined) is authorized under this Plan to approve any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (1) shares of Class A Common Stock, par value $0.01 per share, of the Company or of any other class of security of the Company which is convertible into shares of the Company's Class A Common Stock (the "Shares") or (2) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a "Derivative Security," as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

  (B) Awards are not restricted to any specified form or structure and may include, without limitation, grants, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

  (C) Subject to paragraph (D)(2) below, Awards may be granted, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Board or the Committee, including, without limitation, services rendered by the Eligible Person.

  (D) Subject to the provisions of this Plan, the Board or the Committee shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

    (1) provisions permitting any holder of an Award to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such holder's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following means:

      (a) the delivery of cash;

    (b) the delivery of other property;

    (c) the delivery of previously owned shares of capital stock of the Company (including "pyramiding");

    (d) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

    (e) the delivery of a promissory note of the holder or of a third party;

  (2) provisions specifying the exercise or settlement price for any Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any Award that is an option to acquire a Share or a right to appreciation with respect to a Share or a similar Award, and that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be not less than the fair market value of a Share on the date such Award is granted;

  (3) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under this Plan and the termination, expiration and/or forfeiture of Awards;

  (4) provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

  (5) provisions required in order for such Award to qualify (a) as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option"), (b) as "performance based compensation" under Section 162(m) of the Code, and/or (c) for an exemption from Section 16 of the Exchange Act; and/or

  (6) provisions restricting the transferability of Awards or Shares issued under Awards.

Section 4. STOCK SUBJECT TO PLAN

  (A) The aggregate number of Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 900,000, as amended and restated, subject to adjustment as provided in Section 7 hereof.

  (B) At any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options and Awards that constitute a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of Shares) granted under this Plan shall not exceed 900,000, as amended and restated, subject to adjustment as provided in Section 7 hereof.

  (C) The aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 300,000, subject to adjustment as provided in Section 7 hereof.

  (D) For purposes of Section 4(B) hereof, the aggregate number of Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

    (i) the number of Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

      (ii) the number of Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

      (iii) the maximum number of Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 5. NATURE AND DURATION OF PLAN

  (A) This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees and consultants.

  (B) Any Awards granted under this Plan shall be granted within ten years from the Effective Date of this Plan (as provided in Section 9) (the "Expiration Date"). Although Shares may be issued after the Expiration Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the tenth anniversary of the Expiration Date.

Section 6. ADMINISTRATION OF PLAN

  (A) This Plan shall be administered by the Board or a committee of the Board (the "Committee") consisting of two or more directors, each of whom is (i) a "Non-Employee Director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act), and (ii) with respect to any Award intended to qualify for the "performance-based compensation" exception of Section 162(m) of the Code, is an "outside director" within the meaning of Section 162(m) of the Code. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

  (B) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which the Board or such Committee has authority, including, without limitation, the following:

    (1) adopt, amend and rescind rules and regulations relating to this Plan;

    (2) determine which persons are Eligible Persons and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

    (3) grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

    (4) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

    (5) interpret and construe any terms and conditions of, and define any terms used in, this Plan, any rules and regulations under this Plan and/or any Award granted under this Plan; and

    (6) determine the terms and conditions of the Non-Employee Director Options that are granted hereunder, other than the terms and conditions specified in Section 10 hereof.

  (C) All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

  (D) The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.

Section 7. ADJUSTMENTS

  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board or the Committee may make appropriate and proportionate adjustments in (A) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, (B) the aggregate number and type of shares or other securities that may be issued pursuant to all Awards thereafter granted under this Plan, (C) the aggregate number of Shares that may be issued pursuant to Incentive Stock Options that may be granted under this Plan, and (D) the aggregate number of Shares that may be subject to Awards granted during any calendar year to any one Eligible Person; provided, however, that notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 7 to the extent that it would (and the adjustment shall be modified appropriately so that it does not) (1) cause an Award intended to qualify for the "performance based compensation" exception under Section 162(m) of the Code to not so qualify, or (2) without the consent of the Company and the holder of the Incentive Stock Option, cause an Award intended to qualify as an Incentive Stock Option to not so qualify.

Section 8. AMENDMENT AND TERMINATION OF PLAN

  The Board may amend, alter or discontinue this Plan or any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Board or the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminution has been adequately compensated.

Section 9. EFFECTIVE DATE OF PLAN

  The 1999 Stock Incentive Plan originally became effective on April 12, 1999. The amendments to the 1999 Stock Incentive Plan reflected in this Amended and Restated 1999 Stock Incentive Plan shall be effective as of February 13, 2002; provided, however, that no Class A Shares may be issued under this Amended and Restated 1999 Stock Incentive Plan until it has been approved, directly or indirectly, by (a) the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware or (b) the written consent of the holders of a majority of the securities of the Company entitled to vote.

Section 10. NON-EMPLOYEE DIRECTOR OPTIONS

  (A) The Board or the Committee is authorized under this Plan to grant each Non-Employee Director an option (a "Non-Employee Director Option") to purchase up to 2,000 Shares during a calendar year, subject to adjustment as provided in Section 7 hereof.

  (B) Each Non-Employee Director Option granted under this Plan shall expire upon the first to occur of the following:

    (1) Twenty-four (24) months after the date upon which the optionee shall cease to be a director of the Company; or

    (2) The tenth anniversary of the Date of Grant of such Non-Employee Director Option.

  (C) Each Non-Employee Director Option shall have an exercise price equal to the greater of (1) the aggregate fair market value on the Date of Grant of such option of the Shares subject thereto or (2) the aggregate par value of such Shares on such date.

  (D) All outstanding Non-Employee Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following:

    (1) the date of stockholder approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company or by a company whose common equity holders immediately after such transaction consist only of persons who are holders of the common equity of the Company immediately before such transaction;

    (2) the first date upon which the directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company;

    (3) the dissolution or liquidation of the Company; or

    (4) the sale of all or substantially all of the property and assets of the Company.

Section 11. EXTRAORDINARY CORPORATE TRANSACTIONS.

  (A) The Committee may provide, either at the time an Award is granted or thereafter, that a Change in Control shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Award is granted or thereafter, that if a Change in Control occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Change in Controls described in (iii) and (v) of Section 11(B) shall be the Committee as constituted prior to the occurrence of such Change in Control) acting in its sole discretion without the consent or approval of any Eligible Person, will effect one or more of the following alternatives or combination of alternatives with respect to any or all outstanding Awards (which alternatives may be conditional on the occurrence of such of the Change in Control specified in clause (i) through (v) of Section 11(B) which gives rise to the Change in Control and which may vary among individual Eligible Persons):

    (1) in the case of a Change in Control specified in clauses (i), (ii) or
  (iv) of Section 11(B), accelerate the time at which Awards then outstanding may be exercised in full for a limited period of time on or before a specified date (which will permit the Eligible Person to participate with the Class A Common Stock received upon exercise of such Award in the event of a Change in Control specified in clauses (i), (ii) or (iv), as the case may be) fixed by the Committee, after which specified date all unexercised options and all rights of Eligible Persons thereunder shall terminate;

    (2) accelerate the time at which Awards then outstanding may be exercised so that such Awards shall be exercisable in full for their then remaining term and shall be subject to assumption and/or adjustment pursuant to
  Section 7; or

    (3) require the mandatory surrender to the Company of outstanding Awards held by such Eligible Person (irrespective of whether such Awards are then exercisable under the provisions of this Plan) as of a date, before or not later than sixty days after such Change in Control, specified by the Committee, and in such event the Committee shall thereupon cancel such Awards and the Company shall pay to each Eligible Person an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such Award over the aggregate Award price of such shares.

  Notwithstanding the foregoing, with the consent of the Eligible Person, the Committee may in lieu of the foregoing make such provision with respect of any Change in Control as it deems appropriate.

  (B) For purposes of this Plan and Awards granted under this Plan, the term "Change in Control" shall mean (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company's Common Stock immediately prior to such transaction), (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of the Company, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Committee, regardless of whether at the time an Award is granted or thereafter.

Section 12. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

  This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Class A Common Stock prior to the completion of any registration or qualification of the Shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 13. NO RIGHT TO COMPANY EMPLOYMENT

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

Section 14. LIABILITY OF COMPANY

  The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

  (A) The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

  (B) Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

Section 15. GOVERNING LAW

  This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

PROXY                           K-SWISS INC.                              PROXY
                             Class A Common Stock
            Proxy for Annual Meeting of Stockholders, May 23, 2002

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 23, 2002 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

     The undersigned hereby acknowledges receipt of the Notice of Annual
Meeting of Stockholders and the accompanying Proxy Statement for the 2002 Annual Meeting and, revoking all prior Proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 23, 2002, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

     This Proxy will be voted FOR Items 1, 2 and 3 unless otherwise specified.

                                   (Continued and to be signed on reverse side.)


                                           K-SWISS INC.
                                           P.O. BOX 11251
                                           NEW YORK, N.Y. 10203-0251

1. ELECTION OF DIRECTORS   FOR all nominees  [_]   WITHHOLD AUTHORITY to vote    [_]   EXCEPTIONS* [_]
                           listed below            for all nominees listed below

   Nominees: David Lewin, Martyn Wilford
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.)

  *Exceptions___________________________________________________________________

2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares subject thereto from 600,000 to 900,000 and to approve and ratify the Company's 1999 Stock Incentive Plan, as amended and restated.

                 FOR  [_]      AGAINST  [_]      ABSTAIN  [_]

3. To approve amendments to Article V of the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 18,000,000 to 36,000,000.

                 FOR  [_]      AGAINST  [_]      ABSTAIN  [_]

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.








                                    Change of Address and/   [_]
                                    or Comments Mark Here

                            Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

                            Dated:_____________________________________, 2002

                            _________________________________________________

                            _________________________________________________

                            Votes must be Indicated
                            (x) In Black or Blue Ink.  [X]

PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                            K-SWISS INC.                             PROXY
                             Class B Common Stock
            Proxy for Annual Meeting of Stockholders, May 23, 2002

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 23, 2002 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2002 Annual Meeting and, revoking all prior Proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 23, 2002, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

     This Proxy will be voted FOR Items 1, 2 and 3 unless otherwise specified.

                                   (Continued and to be signed on reverse side.)

                                      K-SWISS INC.
                                      P.O. BOX 11251
                                      NEW YORK, N.Y. 10203-0251

1. ELECTION OF DIRECTORS      FOR all nominees  [_]     WITHHOLD AUTHORITY to vote  [_]     EXCEPTIONS* [_]
                              listed below              for all nominees listed below

   Nominees: Steven Nichols, George Powlick, Lawrence Feldman, Stephen Fine
    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees's name on the space provided below.)

  *Exceptions___________________________________________________________________

2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares subject thereto from 600,000 to 900,000 and to approve and ratify the Company's 1999 Stock Incentive Plan, as amended and restated.

   FOR [_]       AGAINST [_]       ABSTAIN [_]

3. To approve amendments to Article V of the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 18,000,000 to 36,000,000.

   FOR [_]       AGAINST [_]       ABSTAIN [_]

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.





                                      Change of Address and/  [_]
                                      or Comments Mark Here


                            Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and other signing in a fiduciary capacity should state their full title as such.

                            Dated:_____________________________________, 2002

                            _________________________________________________

                            _________________________________________________

                            Votes must be indicated
                            (x) In Black or Blue Ink  [X]

PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.